EXHIBIT 99.1

To Form 8-K dated October 27, 2014

NEWS RELEASE

SEACOAST BANKING CORPORATION OF FLORIDA

Dennis S. Hudson, III

Chairman and Chief Executive Officer

Seacoast Banking Corporation of Florida

(772) 288-6085

William R. Hahl

Executive Vice President/

Chief Financial Officer

(772) 221-2825

LOAN GROWTH AND IMPROVED FUNDAMENTALS DRIVE INCREASES IN

REVENUES AND EARNINGS PER SHARE

Earnings Highlights

•	Earnings per share totaled $0.12 for the third quarter, up from $0.07 last quarter
•	Adjusted pretax preprovision earnings up 14 percent over second quarter
•	Core net interest income up $723,000 or 4.4 percent compared one year ago

Growth Highlights

•	Total loans outstanding up $128.2 million or 10.1 percent from third quarter 2013
•	Total deposits excluding certificates of deposit increased $146 million or 10.3 percent compared to one year ago
•	Merger with The BANKshares, Inc. completed October 1, 2014

STUART, FL., October 27, 2014 – Seacoast Banking Corporation of Florida (NASDAQ-NMS: SBCF) today reported third quarter 2014 net income of $3.0 million or $0.12 per diluted common share. Excluding merger related charges and other adjustments as described below, adjusted net income was $3.3 million or $0.13 per diluted share.

Our previously announced acquisition of The BANKshares, Inc., was completed on October 1, 2014, creating the sixth largest Florida-based bank with total assets of approximately $3.0 billion. The acquisition expands our reach in the Orlando and Central East Coast Florida markets and increases our total deposits to approximately $2.3 billion with 46 branches. The acquisition, together with previously announced cost reductions coming from both companies and continued revenue growth resulting from our strategic investments, is expected to substantially reduce our efficiency ratio. The combination will also result in an improved mix of loans which is expected to increase our consolidated net interest margin to approximately 3.40 percent next quarter.

FINANCIAL HIGHLIGHTS: (Dollars in thousands, except share data)	Third Quarter 2014	Second Quarter 2014	First Quarter 2014	Fourth Quarter 2013	*Third Quarter 2013

Total Assets	$2,361,813	$2,294,156	$2,315,992	$2,268,940	$2,149,777

Loans	$1,391,082	$1,335,192	$1,312,456	$1,304,207	$1,262,912

Deposits	$1,808,550	$1,805,537	$1,819,795	$1,806,045	$1,698,910

Net Income Available to Common Shareholders	$2,996	$1,918	$2,299	$588	$44,204

Diluted Earnings Per Share	$0.12	$0.07	$0.09	$0.03	$2.31

Return on Average Assets	0.52%	0.33%	0.41%	0.33%	8.32%

Adjusted Net Income Available to Common Shareholders (1)	$3,286	$2,990	$2,533	$600	$982

Adjusted Diluted Earnings Per Share (1)	$0.13	$0.12	$0.10	$0.03	$0.05

Adjusted Return on Average Assets	0.57%	0.52%	0.45%	0.33%	0.35%

Average Diluted Shares Outstanding	26,026	25,998	25,657	21,558	19,098

Pretax, Preprovision Income	$3,832	$1,938	$3,013	$3,597	$4,679
Adjusted Pretax, Preprovision Income (1)	$4,341	$3,821	$3,395	$3,617	$4,306
Net Interest Margin	3.17%	3.10%	3.07%	3.08%	3.25%
Efficiency Ratio	82.8	89.4	84.3	81.9	78.1

Adjusted Efficiency Ratio	80.2	82.1	83.3	82.6	79.7

Annualized Core
Operating Expenses as a Percent of Average Assets	3.24	3.27	3.26	3.29	3.33

* Third quarter 2013 net income includes the reversal of the valuation allowance for deferred tax assets of $42,993

(1)	Non-GAAP measure

Adjusted Net Income

To better evaluate its earnings, the Company removes certain items to arrive at Adjusted Net Income and Adjusted Diluted Earnings Per Share (non-GAAP measures) as detailed in the table below:

(Dollars in thousands)	Third Quarter 2014	Second Quarter 2014	First Quarter 2014	Fourth Quarter 2013	Third Quarter 2013
Net Income Available to Common Shareholders	$2,996	$1,918	$2,299	$588	$44,204
Tax benefit related to deferred tax asset recovery	0	0	0	0	(42,993)
Severance	328	181	212	0	24
Legal and professional fees for acquisition and expense initiatives	467	1,348	6	0	0
Security losses (gains)	(344)	0	(17)	0	(280)
Miscellaneous losses (gains)	(45)	144	0	190	0
Recovery of prior legal fees	0	0	0	(350)	0
Recovery of non-accrual loan interest	(192)	0	0	0	(505)
Net loss on OREO and repossessed assets	156	92	53	0	229
Asset dispositions expense	139	118	128	180	159
Effective tax rate on adjustments	(219)	(811)	(148)	(8)	144
Adjusted Net Income (1)	$3,286	$2,990	$2,533	$600	$982
Provision (recapture) for loan losses	(1,425)	(1,444)	(735)	490	1,180
Income taxes	2,480	2,275	1,597	1,265	1,207
Preferred stock dividends and accretion of discount	0	0	0	1,262	937
Adjusted Pretax, Preprovision Income (1)	$4,341	$3,821	$3,395	$3,617	$4,306
Adjusted Earnings per diluted share (1)	$0.13	$0.12	$0.10	$0.03	$0.05
Average shares outstanding	26,026	25,998	25,657	21,558	19,098

(1)	Non-GAAP measure

Organic Core Customer Growth and Digital Engagement Continues to Improve

•	Ending noninterest bearing demand deposits were up $69.1 million or 15.2 percent compared with the prior year;

•	Ending noninterest bearing demand deposits increased to 28.9 percent of total deposits compared with 26.7 percent for the third quarter 2013, and;

•	The improved deposit mix has resulted in average cost of deposits declining to 12 basis points compared to 15 basis points a year ago.

Core customer funding totaled $1.686 billion at September 30, 2014, a $136.1 million increase from the third quarter of 2013 and a $227.6 million or 16 percent increase from 2012.

(Dollars in thousands)	Third Quarter 2014	Third Quarter 2013	Third Quarter 2012	2014 vs 2013 Change	2014 vs 2012 Change
Customer Relationship Funding
Demand deposits (noninterest bearing)	$522,001	$452,949	$409,145	15.2%	27.6%
NOW	479,827	440,869	420,477	8.8	14.1
Money market accounts	344,726	334,678	348,275	3.0	(1.0)
Savings deposits	215,076	187,181	158,208	14.9	35.9
Time certificates of deposit	246,920	283,233	343,361	(12.8)	(28.1)
Total deposits	1,808,550	1,698,910	1,679,466	6.5	7.7
Sweep repurchase agreements	124,436	134,338	122,393	(7.4)	1.7
Total core customer funding (1)	1,686,066	1,550,015	1,458,498	8.8	15.6
Demand deposit mix (noninterest bearing)	28.9%	26.7%	24.4%
(1)	Total deposits and sweep repurchase agreements, excluding certificates of deposits.

Loan Growth Improves

Total loans were $1.391 billion at September 30, 2014, up $55.9 million or 4.2 percent from June 30, 2014. As indicated in the table below, commercial loan originations for the quarter totaled $72.6 million, an increase of $19.4 million linked quarter and $38.9 million higher than the prior year’s third quarter production. Year-to-date commercial loan originations total $163.3 million, an increase of $23.6 million from 2013 and $101.5 million from 2012. Commercial loan originations have assisted in the margin improvement noted this quarter.

(Dollars in thousands)	Third Quarter 2014	Second Quarter 2014	First Quarter 2014	Fourth Quarter 2013	Third Quarter 2013

Commercial pipeline	$45,534	$58,168	$29,936	$27,830	$54,600
Commercial loans closed	72,630	53,250	37,386	60,037	33,727
Total loan originations and pipeline	$118,164	$111,418	$67,322	$87,867	$88,327

•	Closed residential production totaled $66.0 million compared to $61.2 million in the second quarter and $62.3 million in the third quarter of 2013; and

•	Consumer loan originations (inclusive of lines of credit) totaled $24.5 million compared to $21.5 million in the second quarter and $17.2 million in the third quarter of 2013.

Income Statement Highlights

Net interest Income

Net interest income for the quarter totaled $17.3 million and includes approximately $192,000 in nonaccrual loan interest recoveries. Core net interest income (excluding nonaccrual loan interest recoveries) totaled $17.1 million, a $311,000 increase from the prior quarter and a $723,000 increase from the third quarter of 2013 (adjusted for $505,000 in nonaccrual loan interest recoveries). Growth in net interest income was driven by a $27.6 million quarter over quarter increase in average loans outstanding and $20.5 million increase in average investment securities with a corresponding decline in lower yield federal funds sold and other investments. Year-to-date core net interest income totaled $50.1 million at September 30, 2014 compared to $48.6 million one year earlier.

Net interest margin for the quarter was 3.17 percent or 3.13 percent, after the exclusion of the nonaccrual loan interest recoveries, up from 3.10 percent in the second quarter. The acquisition of BANKShares will result in improved loan mix that is expected to increase our net interest margin to approximately 3.40 percent in the fourth quarter.

Noninterest Income

Noninterest income (excluding security gains) increased from the prior quarter by $253,000 or 4.3 percent. Wealth management fees continued at a notable growth rate, up $112,000 or 10.1 percent compared to the prior quarter and $175,000 or 16.7 percent compared to the prior year. Excluding mortgage banking fees (which declined 23.3 percent over last year), noninterest income increased $312,000 or 6.2 percent compared to the third quarter of 2013.

(Dollars in thousands)	Third Quarter 2014	Second Quarter 2014	First Quarter 2014	Fourth Quarter 2013	Third Quarter 2013

Service charges on deposit accounts	$1,753	$1,484	$1,507	$1,778	$1,741
Trust income	817	703	671	693	667
Mortgage banking fees	825	855	661	728	1,075
Brokerage commissions and fees	408	410	379	461	383
Marine finance fees	281	340	254	215	283
Interchange income	1,452	1,514	1,403	1,394	1,358
Other deposit based EFT fees	70	83	98	80	77
Other	543	507	585	617	503
Total	6,149	5,896	5,558	5,966	6,087

Securities gains, net	344	0	17	0	280
	$6,493	$5,896	$5,575	$5,966	$6,367

Noninterest Expense

Total noninterest expenses decreased $794,000 from the prior quarter to $19.9 million with lower realized costs for merger-related charges compared to the second quarter. Total core operating expenses of $18.8 million were in line with the prior quarter despite higher commissions and incentives related to increased commercial and mortgage banking production.

(Dollars in thousands)	Third Quarter 2014	Second Quarter 2014	First Quarter 2014	Fourth Quarter 2013	Third Quarter 2013
Noninterest Expense:

Salaries and wages	$7,868	$7,587	$7,412	$8,077	$7,533
Employee benefits	2,049	2,081	2,182	1,568	1,713
Outsourced data processing costs	1,769	1,811	1,695	1,586	1,657
Telephone / data lines	313	306	293	325	318
Occupancy expense	1,879	1,888	1,838	1,824	1,824
Furniture and equipment expense	628	604	571	597	605
Marketing expense	717	675	813	749	456
Legal and professional fees	884	924	935	839	874
FDIC assessments	387	411	386	451	713
Amortization of intangibles	195	196	196	196	195
Other	2,155	2,317	2,063	2,414	2,203
Total Core Operating Expense	18,844	18,800	18,384	18,626	18,091

Severance and organizational changes	328	181	212	0	24
Legal and professional fees for acquisition and expense initiatives	467	1,348	6	0	0
Miscellaneous losses (gains)	(45)	144	0	190	0
Recovery of prior legal fees	0	0	0	(350)	0
Net loss on OREO and repossessed assets	156	92	53	0	229
Asset dispositions expense	139	118	128	180	159
Total	$19,889	$20,683	$18,789	$18,646	$18,503

Legacy cost reductions (primarily branch consolidations) totaling $1.8 million annualized were announced in the prior quarter and remain on track to be substantially implemented late in the fourth quarter of this year. The one-time charges related to these reductions are expected to total $4.5 million. These legacy cost reductions are in addition to the previously announced $5.5 million cost reductions we expect to implement during the fourth quarter related to our acquisition of BANKshares.

Income Taxes

The effective tax rate for the second and third quarters of 2014 was higher due to merger related expenses that are not deductible for tax purposes. The effective tax rate for the fourth quarter of 2014 is expected to be approximately 41.8 percent compared to 43.0 percent for the third quarter and 43.3 percent for the second quarter.

Other Highlights

Credit Quality Continues to Improve

The payoff of a larger commercial loan during the quarter resulted in a recovery totaling $1.3 million. The payoff combined with continued improvement in credit quality in all portfolios supported a $1.4 million provision recapture in the third quarter.

•	Net recoveries totaled $856,000 during the quarter compared to net charge-offs of $842,000 one year ago;

•	Nonperforming assets to total assets declined to 1.0 percent, compared to 1.6 percent a year ago;

•	OREO balances declined by $1.2 million to $5.0 million during the third quarter.

(Dollars in thousands )	Third Quarter 2014	Second Quarter 2014	First Quarter 2014	Fourth Quarter 2013	Third Quarter 2013

Net charge-offs (recoveries)	$(856)	$(112)	$(139)	$838	$842
Net charge-offs (recoveries) to average loans	(0.25)%	(0.03)%	(0.04)%	0.26%	0.26%
Loan loss provision/(recapture)	$(1,425)	$(1,444)	$(735)	$490	$1,180
Allowance to loans at end of period	1.26%	1.36%	1.48%	1.54%	1.62%

Restructured loans (accruing)	$28,969	$28,157	$24,537	$25,137	$25,509

Nonperforming loans	$18,942	$21,745	$26,220	$27,672	$28,724
Other real estate owned	5,018	6,198	6,369	6,860	5,589
Nonperforming assets	$23,960	$27,943	$32,589	$34,532	$34,313

Nonperforming loans to loans outstanding at end of period	1.36%	1.63%	2.00%	2.12%	2.27%

Nonperforming assets to total assets	1.01%	1.22%	1.41%	1.52%	1.60%

Capital Ratios Continue to Strengthen

The Company’s tier 1 capital ratio is estimated at 17.6 percent and the total risk based capital ratio at 18.8 percent at September 30, 2014. The tier 1 leverage ratio is estimated at 11.3 percent at September 30, 2014 compared to 11.0 percent at June 30, 2014 and 10.1 percent the prior year.

About Seacoast Banking Corporation of Florida (NASDAQ: SBCF)

Seacoast will host a conference call on Tuesday, October 28, 2014 at 8:30 a.m. (Eastern Time) to discuss the earnings results. Investors may call in (toll-free) by dialing (800) 774-6070 (passcode: 7789246; host: Dennis S. Hudson).  Slides will be used during the conference call and may be accessed at Seacoast’s website at SeacoastBanking.net by selecting “Presentations” under the heading “Investor Services.”  A replay of the call will be available for one month, beginning the afternoon of October 28, by dialing (888) 843-7419 (domestic), using the passcode 7789246.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Seacoast’s website at SeacoastBanking.net.  The link is located in the subsection “Presentations” under the heading “Investor Services.”  Beginning the afternoon of October 28, an archived version of the webcast can be accessed from this same subsection of the website.  The archived webcast will be available for one year.

Seacoast Banking Corporation of Florida is one of the largest community banks headquartered in Florida with approximately $3.0 billion in assets and $2.3 billion in deposits. The Company provides integrated financial services including commercial and retail banking, wealth management, and mortgage services to customers through 46 traditional branches of its locally-branded wholly-owned subsidiary bank, Seacoast National Bank (including BANKshares offices), and five Accelerate offices fueled by the power of Seacoast National Bank.  Offices stretch from Fort Lauderdale north through the Treasure Coast and into Orlando, and west to Okeechobee and surrounding counties.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, ability to realized deferred tax assets, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, as well as statements with respect to Seacoast’s objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2013 under “Special Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors”, and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

FINANCIAL HIGHLIGHTS	(Unaudited)

SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Dollars in thousands, except share data)	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2014	2014	2013	2014	2013
Summary of Earnings
Net income (loss)	$2,996	$1,918	$45,141	$7,213	$50,139
Net income available to common shareholders (loss)	2,996	1,918	44,204	7,213	47,328
Net interest income (1)	17,282	16,779	16,872	50,338	49,099
Net interest margin (1), (2)	3.17	3.10	3.25	3.11	3.17
					.
Performance Ratios
Return on average assets-GAAP basis (2), (3), (7)	0.52%	0.33%	8.32%	0.42%	3.09%
Return on average shareholders' equity-GAAP basis (2), (3), (7)	4.97	3.25	106.55	4.09	40.57
Return on average tangible common shareholders' equity-GAAP basis (2), (3), (4)	5.19	3.47	152.80	4.31	58.84
Efficiency ratio (5)	82.78	89.42	78.05	85.49	80.16
Noninterest income to total revenue	26.30	26.06	26.58	25.97	27.28

Per Share Data
Net income (loss) diluted-GAAP basis (6)	$0.12	$0.07	$2.31	$0.28	$2.49
Net income (loss) basic-GAAP basis (6)	0.12	0.07	2.35	0.28	2.52
Book value per share common (6)	9.07	9.02	8.12	9.07	8.12
Tangible book value per share (6)	9.06	9.00	10.69	9.06	10.69
Tangible common book value per share (4), (6)	9.06	9.00	8.07	9.06	8.07
Cash dividends declared	0.00	0.00	0.00	0.00	0.00

(1)	Calculated on a fully taxable equivalent basis using amortized cost.
(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
(3)	The calculation of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) are not included in net income (loss).
(4)	The Company defines tangible common equity as total shareholder's equity less preferred stock and intangible assets.
(5)	Defined as (noninterest expense less foreclosed property expense and amortization of intangibles) divided by net operating revenue (net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains).
(6)	Calculated based on total shares outstanding subsequent to the 5/1 reverse stock split.
(7)	Excluding the income tax benefit related to the reversal of the valuation allowance for deferred tax assets and reflecting tax provisioning of $1,805 for the third quarter 2013 and $3,752 for year-to-date 2013, adjusted return on average assets for these periods was 0.53 percent and 0.37 percent, respectively, and adjusted return on average shareholders' equity was 6.78 percent and 4.81 percent, respectively.

FINANCIAL HIGHLIGHTS

SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	September 30,	June 30,	September 30,
(Dollars in thousands, except share data)	2014	2014	2013

Selected Financial Data
Total assets	$2,361,813	$2,294,156	$2,149,777
Securities available for sale (at fair value)	601,541	518,353	650,445
Securities held for investment (at amortized cost)	176,724	156,498	0
Net loans	1,373,511	1,317,052	1,242,496
Deposits	1,808,550	1,805,537	1,698,910
Total shareholders' equity	235,955	234,439	203,858
Common shareholders' equity	235,955	234,439	154,175

Average Balances (Year-to-Date)
Total average assets	$2,299,291	$2,295,983	$2,167,077
Less: intangible assets	428	525	1,202
Total average tangible assets	$2,298,863	$2,295,458	$2,165,875

Total average equity	$235,837	$234,214	$165,226
Less: intangible assets	428	525	1,202
Total average tangible equity	$235,409	$233,689	$164,024

Credit Analysis
Net charge-offs (recoveries) year-to-date	$(1,107)	$(251)	$4,386
Net charge-offs (recoveries) to average loans (annualized)	(0.11)%	(0.04)%	0.46%
Loan loss provision (recapture) year-to-date	$(3,604)	$(2,179)	$2,698
Allowance to loans at end of period	1.26%	1.36%	1.62%

Nonperforming loans	$18,942	$21,745	$28,724
Other real estate owned	5,018	6,198	5,589
Total nonperforming assets	$23,960	$27,943	$34,313

Restructured loans (accruing)	$28,969	$28,157	$25,509

Nonperforming loans to loans at end of period	1.36%	1.63%	2.27%

Nonperforming assets to total assets	1.01%	1.22%	1.60%

CONDENSED CONSOLIDATED STATEMENTS OF INCOME	(Unaudited)

SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands, except per share data)	2014	2013	2014	2013

Interest on securities:
Taxable	$3,657	$3,212	$10,720	$9,404
Nontaxable	8	17	29	52
Interest and fees on loans	14,615	14,756	42,516	43,047
Interest on federal funds sold and other investments	211	192	725	644
Total Interest Income	18,491	18,177	53,990	53,147

Interest on deposits	189	187	567	586
Interest on time certificates	370	470	1,163	1,503
Interest on borrowed money	704	705	2,086	2,129
Total Interest Expense	1,263	1,362	3,816	4,218

Net Interest Income	17,228	16,815	50,174	48,929
Provision (recapture) for loan losses	(1,425)	1,180	(3,604)	2,698
Net Interest Income After Provision (recapture) for Loan Losses	18,653	15,635	53,778	46,231

Noninterest income:
Service charges on deposit accounts	1,753	1,741	4,744	4,933
Trust income	817	667	2,191	2,018
Mortgage banking fees	825	1,075	2,341	3,445
Brokerage commissions and fees	408	383	1,197	1,170
Marine finance fees	281	283	875	974
Interchange income	1,452	1,358	4,369	4,010
Other deposit based EFT fees	70	77	251	262
Other	543	503	1,635	1,541
	6,149	6,087	17,603	18,353
Securities gains, net	344	280	361	419
Total Noninterest Income	6,493	6,367	17,964	18,772

Noninterest expenses:
Salaries and wages	8,064	7,557	23,456	22,929
Employee benefits	2,049	1,713	6,312	5,759
Outsourced data processing costs	1,769	1,657	5,275	4,786
Telephone / data lines	313	318	912	928
Occupancy	1,879	1,824	5,605	5,354
Furniture and equipment	628	605	1,803	1,737
Marketing	925	456	2,413	1,590
Legal and professional fees	1,103	874	4,316	1,969
FDIC assessments	387	713	1,184	2,150
Amortization of intangibles	195	195	587	587
Asset dispositions expense	139	159	385	560
Net loss on other real estate owned and repossessed assets	156	229	301	1,289
Other	2,282	2,203	6,806	6,868
Total Noninterest Expenses	19,889	18,503	59,355	56,506

Income Before Income Taxes	5,257	3,499	12,387	8,497
Income taxes (benefit)	2,261	(41,642)	5,174	(41,642)

Net Income	2,996	45,141	7,213	50,139
Preferred stock dividends and accretion on preferred stock discount	-	937	-	2,811
Net Income Available to Common Shareholders	$2,996	$44,204	$7,213	$47,328

Per share of common stock:

Net income diluted	$0.12	$2.31	$0.28	$2.49
Net income basic	0.12	2.35	0.28	2.52
Cash dividends declared	0.00	0.00	0.00	0.00

Average diluted shares outstanding	26,025,693	19,098,031	25,894,881	18,987,208
Average basic shares outstanding	25,887,591	18,805,917	25,736,140	18,796,726

CONDENSED CONSOLIDATED BALANCE SHEETS	(Unaudited)

SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	September 30,	December 31,	September 30,
(Dollars in thousands, except share data)	2014	2013	2013

Assets
Cash and due from banks	$39,934	$48,561	$36,977
Interest bearing deposits with other banks	18,962	143,063	71,374
Total Cash and Cash Equivalents	58,896	191,624	108,351

Securities:
Available for sale (at fair value)	601,541	641,611	650,445
Held for investment (at amortized cost)	176,724	0	0
Total Securities	778,265	641,611	650,445

Loans available for sale	18,484	13,832	14,322

Loans, net of deferred costs	1,391,082	1,304,207	1,262,912
Less: Allowance for loan losses	(17,571)	(20,068)	(20,416)
Net Loans	1,373,511	1,284,139	1,242,496

Bank premises and equipment, net	34,809	34,505	34,651
Other real estate owned	5,018	6,860	5,589
Other intangible assets	130	718	914
Other assets	92,700	95,651	93,009
	$2,361,813	$2,268,940	$2,149,777

Liabilities and Shareholders' Equity
Liabilities
Deposits
Demand deposits (noninterest bearing)	$522,001	$464,006	$452,949
NOW	479,827	540,288	440,869
Savings deposits	215,076	192,491	187,181
Money market accounts	344,726	331,184	334,678
Other time certificates	138,595	154,743	160,695
Brokered time certificates	7,025	9,776	11,323
Time certificates of $100,000 or more	101,300	113,557	111,215
Total Deposits	1,808,550	1,806,045	1,698,910

Federal funds purchased and securities sold under agreements to repurchase, maturing within 30 days	204,436	151,310	134,338
Borrowed funds	50,000	50,000	50,000
Subordinated debt	53,610	53,610	53,610
Other liabilities	9,262	9,371	9,061
	2,125,858	2,070,336	1,945,919

Shareholders' Equity
Preferred stock - Series A	0	0	49,683
Common stock	2,600	2,364	1,899
Additional paid in capital	302,346	277,290	230,580
Accumulated deficit	(63,482)	(70,695)	(71,283)
Treasury stock	(216)	(11)	(11)
	241,248	208,948	210,868
Accumulated other comprehensive (loss), net	(5,293)	(10,344)	(7,010)
Total Shareholders' Equity	235,955	198,604	203,858
	$2,361,813	$2,268,940	$2,149,777

Common Shares Outstanding	26,027,634	23,637,434	18,982,306

Note: The balance sheet at December 31, 2013 has been derived from the audited financial statements at that date.

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)

SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTERS
	2014			2013
(Dollars in thousands, except per share data)	Third	Second	First	Fourth	Third
Net income (loss)	$2,996	$1,918	$2,299	$1,850	$45,141

Operating Ratios
Return on average assets-GAAP basis (2),(3),(5)	0.52%	0.33%	0.41%	0.33%	8.32%
Return on average tangible assets (2),(3),(4)	0.54	0.36	0.43	0.35	8.34
Return on average shareholders' equity-GAAP basis (2),(3),(5)	4.97	3.25	4.02	3.10	106.55
Efficiency ratio (6)	82.78	89.42	84.30	81.92	78.05
Noninterest income to total revenue	26.30	26.06	25.52	26.82	26.58

Net interest margin (1),(2)	3.17	3.10	3.07	3.08	3.25
Average equity to average assets	10.37	10.27	10.13	10.55	7.80

Credit Analysis
Net charge-offs (recoveries)	$(856)	$(112)	$(139)	$838	$842
Net charge-offs (recoveries) to average loans	(0.25)%	(0.03)%	(0.04)%	0.26%	0.26%
Loan loss provision (recapture)	$(1,425)	$(1,444)	$(735)	$490	$1,180
Allowance to loans at end of period	1.26%	1.36%	1.48%	1.54%	1.62%

Restructured loans (accruing)	$28,969	$28,157	$24,537	$25,137	$25,509

Nonperforming loans	$18,942	$21,745	$26,220	$27,672	$28,724
Other real estate owned	5,018	6,198	6,369	6,860	5,589
Nonperforming assets	$23,960	$27,943	$32,589	$34,532	$34,313

Nonperforming loans to loans at end of period	1.36%	1.63%	2.00%	2.12%	2.27%
Nonperforming assets to total assets	1.01	1.22	1.41	1.52	1.60

Per Share Common Stock
Net income (loss) diluted-GAAP basis (7)	$0.12	$0.07	$0.09	$0.03	$2.31
Net income (loss) basic-GAAP basis (7)	0.12	0.07	0.09	0.03	2.35

Cash dividends declared (7)	0.00	0.00	0.00	0.00	0.00
Book value per share common (7)	9.07	9.02	8.79	8.40	8.12

Average Balances
Total average assets	$2,305,799	$2,304,870	$2,286,998	$2,245,155	$2,153,830
Less: Intangible assets	237	422	629	813	1,009
Total average tangible assets	$2,305,562	$2,304,448	$2,286,369	$2,244,342	$2,152,821

Total average equity	$239,031	$236,632	$231,769	$236,950	$168,078
Less: Intangible assets	237	422	629	813	1,009
Total average tangible equity	$238,794	$236,210	$231,140	$236,137	$167,069

(1)	Calculated on a fully taxable equivalent basis using amortized cost.
(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
(3)	The calculation of ROA and ROE do not include the mark-to-market unrealized gains (losses), because the unrealized gains (losses) are not included in net income (loss).
(4)	The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company's trend in earnings growth.
(5)	Excluding the income tax benefit related to the reversal of the valuation allowance for deferred tax assets and reflecting tax provisioning of $1,351 for the third quarter 2013, adjusted return on average assets and adjusted return on average shareholder's equity for the third quarter was 0.40 percent and 5.07 percent, respectively.
(6)	Defined as (noninterest expense less foreclosed property expense and amortization of intangibles) divided by net operating revenue (net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains).
(7)	Calculated based on total shares outstanding subsequent to the 5/1 reverse stock split.

	September 30,	December 31,	September 30,
SECURITIES	2014	2013	2013
Mortgage-backed	$8,994.00		$13,913.00
U.S. Treasury and U.S. Government Agencies	$100	$100	$101
Mortgage-backed	473,681	602,568	611,128
Collateralized loan obligations	121,500	32,179	32,334
Obligations of states and political subdivisions	6,260	6,764	6,882
Securities Available for Sale	601,541	641,611	650,445

Mortgage-backed	176,724	0	0
Securities Held for Investment	176,724	0	0
Total Securities	$778,265	$641,611	$650,445

	September 30,	December 31,	September 30,
LOANS	2014	2013	2013

Construction and land development	$57,851	$67,450	$62,766
Real estate mortgage	1,193,924	1,113,128	1,081,646
Installment loans to individuals	47,645	44,713	47,231
Commercial and financial	91,300	78,636	70,779
Other loans	362	280	490
Total Loans	$1,391,082	$1,304,207	$1,262,912

AVERAGE BALANCES	(Unaudited)

SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTER					Percent Change vs.
	2014			2013		2nd Qtr	3rd Qtr
(Dollars in thousands)	Third	Second	First	Fourth	Third	2014	2013

Assets
Earning assets:
Securities:
Taxable	$698,274	$677,600	$653,646	$655,176	$664,103	3.1%	5.1%
Nontaxable	742	827	1,016	1,560	1,560	(10.3)	(52.4)
Total Securities	699,016	678,427	654,662	656,736	665,663	3.0	5.0

Federal funds sold and other investments	98,711	153,410	188,048	156,823	113,798	(35.7)	(13.3)

Loans, net	1,365,978	1,338,415	1,307,796	1,293,373	1,278,391	2.1	6.9

Total Earning Assets	2,163,705	2,170,252	2,150,506	2,106,932	2,057,852	(0.3)	5.1

Allowance for loan losses	(17,972)	(19,784)	(20,205)	(20,817)	(20,206)	(9.2)	(11.1)
Cash and due from banks	44,172	35,735	37,186	40,836	35,810	23.6	23.4
Premises and equipment	34,717	34,948	34,731	34,750	34,834	(0.7)	(0.3)
Other assets	81,177	83,719	84,780	83,454	45,540	(3.0)	78.3

	$2,305,799	$2,304,870	$2,286,998	$2,245,155	$2,153,830	0.0	7.1

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
NOW	$489,138	$498,285	$507,313	$483,569	$447,350	(1.8)%	9.3%
Savings deposits	212,479	205,686	197,300	190,558	185,918	3.3	14.3
Money market accounts	339,937	336,772	330,787	332,576	336,229	0.9	1.1
Time deposits	252,179	259,325	270,215	282,543	289,408	(2.8)	(12.9)
Federal funds purchased and other short term borrowings	153,696	150,108	155,656	142,999	157,607	2.4	(2.5)
Other borrowings	103,610	103,610	103,610	103,610	103,610	0.0	0.0

Total Interest-Bearing Liabilities	1,551,039	1,553,786	1,564,881	1,535,855	1,520,122	(0.2)	2.0

Demand deposits (noninterest-bearing)	506,478	505,892	481,048	462,830	454,642	0.1	11.4
Other liabilities	9,251	8,560	9,300	9,520	10,988	8.1	(15.8)
Total Liabilities	2,066,768	2,068,238	2,055,229	2,008,205	1,985,752	(0.1)	4.1

Shareholders' equity	239,031	236,632	231,769	236,950	168,078	1.0	42.2

	$2,305,799	$2,304,870	$2,286,998	$2,245,155	$2,153,830	0.0	7.1

AVERAGE YIELDS / RATES (1)	(Unaudited)

SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTER
	2014			2013
(Dollars in thousands)	Third	Second	First	Fourth	Third

Assets
Earning assets:
Securities:
Taxable	2.09%	2.14%	2.10%	2.11%	1.93%
Nontaxable	7.01	6.77	6.69	6.41	6.67
Total Securities	2.10	2.15	2.11	2.12	1.95

Federal funds sold and other investments	0.85	0.64	0.58	0.57	0.67

Loans, net	4.26	4.24	4.29	4.29	4.59

Total Earning Assets	3.40	3.33	3.31	3.33	3.52

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
NOW	0.07	0.08	0.08	0.08	0.08
Savings deposits	0.04	0.04	0.05	0.05	0.05
Money market accounts	0.09	0.08	0.08	0.09	0.08
Time deposits	0.58	0.60	0.61	0.62	0.64
Federal funds purchased and other short term borrowings	0.18	0.17	0.17	0.17	0.17
Other borrowings	2.43	2.43	2.44	2.44	2.44

Total Interest-Bearing Liabilities	0.32	0.33	0.33	0.35	0.36

Interest expense as a % of earning assets	0.23	0.23	0.24	0.25	0.26
Net interest income as a % of earning assets	3.17	3.10	3.07	3.08	3.25

(1)	On a fully taxable equivalent basis. All yields and rates have been computed on an annualized basis using amortized cost. Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

INTEREST INCOME / EXPENSE (1)	(Unaudited)

SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTER					Percent Change vs.
	2014			2013		2nd Qtr	3rd Qtr
(Dollars in thousands)	Third	Second	First	Fourth	Third	2014	2013

Assets
Earning assets:
Securities:
Taxable	$3,656	$3,630	$3,434	$3,452	$3,212	0.7%	13.8%
Nontaxable	13	14	17	25	26	(7.1)	(50.0)
Total Securities	3,669	3,644	3,451	3,477	3,238	0.7	13.3

Federal funds sold and other investments	211	246	268	224	192	14.2	9.9

Loans, net	14,665	14,151	13,849	13,974	14,804	3.6	(0.9)

Total Earning Assets	18,545	18,041	17,568	17,675	18,234	2.8	1.7

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
NOW	91	94	102	96	93	(3.2)	(2.2)
Savings deposits	24	23	24	26	25	4.3	(4.0)
Money market accounts	74	67	68	74	69	10.4	7.2
Time deposits	370	386	407	444	470	(4.1)	(21.3)
Federal funds purchased and other short term borrowings	69	65	66	62	68	6.2	1.5
Other borrowings	635	627	624	637	637	1.3	(0.3)

Total Interest-Bearing Liabilities	1,263	1,262	1,291	1,339	1,362	0.1	(7.3)

Net interest income	17,282	16,779	16,277	16,336	16,872	3.0	2.4

(1)	On a fully taxable equivalent basis. Fees on loans have been included in interest on loans

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)

SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2014			2013
(Dollars in thousands)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter

Customer Relationship Funding (Period End)
Demand deposits (noninterest bearing)
Commercial	$301,630	$293,515	$291,221	$261,938	$254,373
Retail	162,392	167,172	173,698	159,117	155,281
Public funds	39,329	33,223	34,636	32,971	27,002
Other	18,650	15,888	14,370	9,980	16,293
	522,001	509,798	513,925	464,006	452,949

NOW accounts
Commercial	41,131	41,423	41,281	43,241	35,029
Retail	324,690	327,762	329,226	324,583	305,055
Public funds	114,006	124,742	134,191	172,464	100,785
	479,827	493,927	504,698	540,288	440,869

Total Transaction Accounts
Commercial	342,761	334,938	332,501	305,179	289,402
Retail	487,082	494,934	502,924	483,700	460,336
Public funds	153,335	157,965	168,828	205,435	127,787
Other	18,650	15,888	14,370	9,980	16,293
	1,001,828	1,003,725	1,018,623	1,004,294	893,818

Savings accounts	215,076	208,333	202,170	192,491	187,181

Money market accounts
Commercial	118,385	114,662	109,158	100,601	107,767
Retail	218,376	213,927	221,762	221,062	217,176
Public funds	7,965	6,657	6,488	9,521	9,735
	344,726	335,246	337,408	331,184	334,678

Time certificates of deposit	246,920	258,233	261,594	278,076	283,233
Total Deposits	$1,808,550	$1,805,537	$1,819,795	$1,806,045	$1,698,910

Sweep repurchase agreements	$124,436	$141,662	$156,136	$151,310	$134,338

Total core customer funding (1)	$1,686,066	$1,688,966	$1,714,337	$1,679,279	$1,550,015

(1) Total deposits and sweep repurchase agreements, excluding certificates of deposits.

QUARTERLY TRENDS - LOANS AT END OF PERIOD (Dollars in Millions)

SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2014			2013
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Installment loans to individuals
Automobile and trucks	$6.6	$6.1	$6.2	$6.6	$7.1	$7.5	$7.8
Marine loans	24.4	23.3	20.8	20.2	21.3	16.7	15.4
Other	16.6	15.8	17.6	17.9	18.8	20.1	20.0
	47.6	45.2	44.6	44.7	47.2	44.3	43.2
Construction and land development to individuals
Lot loans	13.3	13.1	13.3	12.9	14.7	15.5	16.6
Construction	17.0	16.7	24.4	21.3	19.7	20.7	20.8
	30.3	29.8	37.7	34.2	34.4	36.2	37.4
Residential real estate
Adjustable	417.0	407.7	392.5	391.9	378.4	372.6	365.8
Fixed rate	92.2	91.0	89.8	91.1	94.7	97.5	98.2
Home equity mortgages	52.1	54.9	60.6	62.0	61.8	62.2	61.3
Home equity lines	62.0	53.2	49.7	47.7	47.7	49.1	49.3
	623.3	606.8	592.6	592.7	582.6	581.4	574.6

TOTAL CONSUMER	701.2	681.8	674.9	671.6	664.2	661.9	655.2

Commercial & financial	91.3	87.3	79.4	78.6	70.8	65.2	64.8

Construction and land development for commercial
Residential
Single family residences	4.8	5.1	1.8	2.0	-	-	-
Single family land and lots	4.3	4.5	4.7	4.9	4.9	5.0	4.9
Townhomes	-	1.1	0.5	-	-	-	-
Multifamily	3.5	3.5	3.6	3.7	3.8	3.9	3.9
	12.6	14.2	10.6	10.6	8.7	8.9	8.8
Commercial
Office buildings	-	-	-	-	1.6	1.6	1.1
Retail trade	2.5	2.4	2.9	7.7	1.8	1.8	-
Land	4.2	4.1	4.4	4.9	7.3	7.2	7.8
Healthcare	-	-	7.1	5.4	4.7	2.9	3.3
Churches and educational facilities	1.0	1.6	1.1	3.8	4.0	2.5	1.2
Lodging	6.9	5.2	3.4	0.9	0.3	-	-
Convenience stores	0.3	0.1	-	-	-	-	-
	14.9	13.4	18.9	22.7	19.7	16.0	13.4

Total construction and land development	27.5	27.6	29.5	33.3	28.4	24.9	22.2

Commercial real estate
Office buildings	127.1	122.8	120.0	118.7	118.2	112.0	112.5
Retail trade	163.4	142.8	142.0	130.6	128.9	135.5	122.2
Industrial	89.6	82.2	76.7	81.1	79.6	83.3	73.4
Healthcare	40.7	41.6	44.1	45.5	38.8	42.1	39.4
Churches and educational facilities	26.0	26.7	26.9	25.3	24.2	26.4	26.9
Recreation	3.3	3.3	2.4	2.5	2.5	2.6	2.6
Multifamily	17.0	18.7	17.2	16.8	6.2	9.5	8.5
Mobile home parks	1.7	1.7	1.8	1.9	1.9	1.9	2.0
Lodging	16.9	17.0	16.9	17.1	17.3	17.5	18.0
Restaurant	3.3	3.9	3.7	3.7	3.8	3.5	3.6
Agricultural	2.6	4.6	4.7	7.0	7.2	7.1	5.9
Convenience stores	23.3	20.9	22.0	20.8	21.0	20.2	20.2
Marina	18.6	18.5	20.6	21.3	21.5	20.9	21.1
Other	37.2	33.5	29.4	28.1	27.9	31.1	25.1
	570.7	538.2	528.4	520.4	499.0	513.6	481.4

TOTAL COMMERCIAL	689.5	653.1	637.3	632.3	598.2	603.7	568.4

Other	0.4	0.3	0.2	0.3	0.5	0.3	0.2
	$1,391.1	$1,335.2	$1,312.4	$1,304.2	$1,262.9	$1,265.9	$1,223.8

QUARTERLY TRENDS - INCREASE (DECREASE) IN LOANS BY QUARTER (Dollars in Millions)

SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2014			2013
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Installment loans to individuals
Automobile and trucks	$0.5	$(0.1)	$(0.4)	$(0.5)	$(0.4)	$(0.3)	$-
Marine loans	1.1	2.5	0.6	(1.1)	4.6	1.3	(3.0)
Other	0.8	(1.8)	(0.3)	(0.9)	(1.3)	0.1	(0.7)
	2.4	0.6	(0.1)	(2.5)	2.9	1.1	(3.7)
Construction and land development to individuals
Lot loans	0.2	(0.2)	0.4	(1.8)	(0.8)	(1.1)	(0.1)
Construction	0.3	(7.7)	3.1	1.6	(1.0)	(0.1)	(1.4)
	0.5	(7.9)	3.5	(0.2)	(1.8)	(1.2)	(1.5)
Residential real estate
Adjustable	9.3	15.2	0.6	13.5	5.8	6.8	4.8
Fixed rate	1.2	1.2	(1.3)	(3.6)	(2.8)	(0.7)	(0.8)
Home equity mortgages	(2.8)	(5.7)	(1.4)	0.2	(0.4)	0.9	3.3
Home equity lines	8.8	3.5	2.0	-	(1.4)	(0.2)	(2.1)
	16.5	14.2	(0.1)	10.1	1.2	6.8	5.2

TOTAL CONSUMER	19.4	6.9	3.3	7.4	2.3	6.7	-

Commercial & financial	4.0	7.9	0.8	7.8	5.6	0.4	2.9

Construction and land development for commercial
Residential
Single family residences	(0.3)	3.3	(0.2)	2.0	-	-	-
Single family land and lots	(0.2)	(0.2)	(0.2)	-	(0.1)	0.1	(0.7)
Townhomes	(1.1)	0.6	0.5	-	-	-	-
Multifamily	-	(0.1)	(0.1)	(0.1)	(0.1)	-	(0.4)
	(1.6)	3.6	(0.0)	1.9	(0.2)	0.1	(1.1)
Commercial
Office buildings	-	-	-	(1.6)	-	0.5	1.1
Retail trade	0.1	(0.5)	(4.8)	5.9	-	1.8	-
Land	0.1	(0.3)	(0.5)	(2.4)	0.1	(0.6)	(1.8)
Healthcare	-	(7.1)	1.7	0.7	1.8	(0.4)	1.5
Churches and educational facilities	(0.6)	0.5	(2.7)	(0.2)	1.5	1.3	0.7
Lodging	1.7	1.8	2.5	0.6	0.3	-	-
Convenience stores	0.2	0.1	-	-	-	-	-
	1.5	(5.5)	(3.8)	3.0	3.7	2.6	1.5

Total construction and land development	(0.1)	(1.9)	(3.8)	4.9	3.5	2.7	0.4

Commercial real estate
Office buildings	4.3	2.8	1.3	0.5	6.2	(0.5)	7.8
Retail trade	20.6	0.8	11.4	1.7	(6.6)	13.3	(4.5)
Industrial	7.4	5.5	(4.4)	1.5	(3.7)	9.9	0.8
Healthcare	(0.9)	(2.5)	(1.4)	6.7	(3.3)	2.7	(1.3)
Churches and educational facilities	(0.7)	(0.2)	1.6	1.1	(2.2)	(0.5)	(1.7)
Recreation	-	0.9	(0.1)	-	(0.1)	-	(0.1)
Multifamily	(1.7)	1.5	0.4	10.6	(3.3)	1.0	(0.5)
Mobile home parks	-	(0.1)	(0.1)	-	-	(0.1)	-
Lodging	(0.1)	0.1	(0.2)	(0.2)	(0.2)	(0.5)	(0.7)
Restaurant	(0.6)	0.2	-	(0.1)	0.3	(0.1)	0.1
Agricultural	(2.0)	(0.1)	(2.3)	(0.2)	0.1	1.2	(0.2)
Convenience stores	2.4	(1.1)	1.2	(0.2)	0.8	-	(0.3)
Marina	0.1	(2.1)	(0.7)	(0.2)	0.6	(0.2)	(0.1)
Other	3.7	4.1	1.3	0.2	(3.2)	6.0	(4.7)
	32.5	9.8	8.0	21.4	(14.6)	32.2	(5.4)

TOTAL COMMERCIAL	36.4	15.8	5.0	34.1	(5.5)	35.3	(2.1)

Other	0.1	0.1	(0.1)	(0.2)	0.2	0.1	(0.2)
	$55.9	$22.8	$8.2	$41.3	$(3.0)	$42.1	$(2.3)